                                                                    Exhibit 99.2


Contacts
Celera Genomics
Media & Investors                                 European Media and Investors
Rob Bennett                                       David Speechly, Ph.D.
240.453.3990                                      (+)44.207.868.1642
robert.bennett@celera.com                         speechdp@celera.com


FOR IMMEDIATE RELEASE

            CELERA GENOMICS REPORTS FIRST QUARTER FISCAL 2004 RESULTS

ROCKVILLE, MD - October 22, 2003 - Celera Genomics Group (NYSE:CRA), an Applera Corporation business, today reported a net loss of $16.3 million, or $0.23 per share, for the first quarter of fiscal 2004 ended September 30, 2003, compared to a net loss of $19.6 million, or $0.28 per share in the prior year period. All per share amounts refer to Applera Corporation-Celera Genomics Group Common Stock.

Revenues for the quarter decreased to $17.3 million from $23.6 million for the first quarter of fiscal 2003, primarily as a result of the expiration of certain Online/Information Business customer agreements. For the recently completed quarter, R&D expenses decreased to $21.8 million from $32.5 million in the same quarter last year, due primarily to the wind-down of the Applera Genomics Initiative and programs eliminated as a result of the June 2002 restructuring.

Online/Information Business revenue decreased to $15.3 million for the quarter, from $20.6 million in the same period last year. Operating income for the Online/Information Business decreased to $7.0 million compared to $9.1 million in the prior year period. Lower Online revenue was partially offset by reduced operating expenses. Expenses related to the Applera Genomics Initiative were not allocated to the Online/Information Business.

On September 30, 2003, the Group's cash and short-term investments were $790.3 million. Celera Genomics' cash and short-term investments decreased by $12.1 million during the recent quarter, net of the conversion of approximately $16 million of long-term investments to short-term investments. Net interest income during the recent quarter decreased by $2.1 million compared to the prior year quarter due to lower interest rates, and to a lesser extent, lower cash and short-term investment balances.

"Celera Genomics has transformed into a biopharmaceutical company focused on integrating genomics and proteomics, developing new therapeutics and making the promise of targeted medicine a reality," said Tony L. White, Chief Executive Officer, Applera Corporation. "We are seeing positive results from Celera Genomics' target discovery and validation programs and from the scientific and business interactions between Celera Genomics and Celera Diagnostics, the joint venture between Celera Genomics and Applied Biosystems."

Kathy Ordonez, President, Celera Genomics, said, "Our proteomic analysis of lung cancer tumors is identifying novel differentially expressed cell surface proteins, while proteins discovered in our pancreatic cancer program are being validated as potential therapeutic targets. Consistent with our approach to targeted medicine, Celera Genomics is assessing the therapeutic utility of novel genetic markers identified in two of Celera Diagnostics' disease association studies. In addition, several preclinical small molecule Factor VIIa inhibitors have passed pharmacokinetic screening and are being evaluated as anticoagulants."

                                     -more-


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CELERA GENOMICS REPORTS FIRST QUARTER FISCAL 2004 RESULTS
PAGE 2

Celera Genomics Outlook
Celera Genomics believes that at least one of its compounds, most likely one of its partnered compounds, could enter clinical trials during fiscal 2004. Celera's partners will make clinical development decisions with respect to partnered compounds. During the current fiscal year, Celera Genomics plans to complete the target identification and validation phases of its three ongoing proteomic oncology programs, and to initiate at least one new proteomic discovery program.

Celera Genomics intends to establish one or more strategic relationships that advance its pipeline and/or leverage its combination of genomic, proteomic and bioinformatic capabilities. It plans to establish a relationship to identify and develop therapeutic antibodies against therapeutic targets discovered through Celera's proteomic programs. In addition, Celera Genomics may partner other therapeutic discovery programs that it elects not to pursue independently.

The financial outlook for Celera Genomics for fiscal 2004 is as follows:

o Fiscal 2004 Cash Burn: Celera Genomics' net cash use is expected to be between $90 and $100 million. This outlook includes Celera Genomics' portion of the funding for the Celera Diagnostics joint venture, which portion is expected to be in the range of $25 to $30 million. The impact of higher cash requirements for therapeutic programs and lower Online/Information Business revenues and operating profit should be partially offset by lower losses and cash demands related to Celera Diagnostics, and the recent conversion of approximately $16 million of long-term treasury securities to short-term investments.

o Fiscal 2004 Expenses: The Group believes R&D expenses will be comparable to fiscal 2003 levels, as decreased R&D spending in support of the Online/Information Business and discontinued programs should be offset by increases in therapeutic discovery and development programs. Pre-tax losses related to the Celera Diagnostics joint venture are expected to be in the range of $38 to $44 million.

o Fiscal 2004 Revenue: Celera Genomics anticipates fiscal 2004 revenues will continue to trend downward to a range of $55 to $60 million. Additional Online/Information Business agreements are expected to expire during fiscal 2004. Consistent with its strategic plan for drug discovery and development, Celera is not seeking additional sequencing or other service business. As a result, Celera does not expect significant revenue from sequencing or other service activities during fiscal 2004; service revenues exceeded $5 million in fiscal 2003.

The comments in the Outlook sections of this press release, including the Celera Diagnostics Joint Venture outlook below, reflect management's current outlook. The Company does not have any current intention to update this Outlook and plans to revisit the outlook for its businesses only once each quarter when financial results are announced.

                                     -more-


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CELERA GENOMICS REPORTS FIRST QUARTER FISCAL 2004 RESULTS
PAGE 3

Celera Diagnostics Joint Venture
Celera Diagnostics is a 50/50 joint venture between Applied Biosystems and Celera Genomics. End-user sales of products manufactured by Celera Diagnostics and marketed primarily by Abbott Laboratories were $9.1 million in the fiscal first quarter 2004, compared to $3.9 million in the year-earlier period. This increase was primarily due to continued growth in sales of cystic fibrosis analyte specific reagents (ASRs).

Fiscal first quarter 2004 reported revenues increased to $8.5 million, compared to $3.0 million in the same period last year. Reported revenues consist primarily of equalization payments from Abbott Laboratories resulting from the profit-sharing alliance between Abbott and Celera Diagnostics. Equalization payments fluctuate from period to period due to differences in end-user sales of alliance products and operating expenses between the alliance partners. The pre-tax loss for the quarter decreased to $12.0 million, compared to $13.3 million in the same period last year. Increased revenue and gross margin were partially offset by higher R&D expenses associated with discovery programs and product development. Included in this quarter's SG&A expense is a $1.1 million charge related to a facility lease agreement. Net cash use was $14.7 million in the quarter, compared to $16.0 million in the same quarter last year.

Recently, Celera Diagnostics announced its first disease association study findings, including the discovery of several novel genetic markers associated with an increased risk for myocardial infarction, or heart attack. It also established a research collaboration with Merck & Co., Inc. to identify and validate genetic markers useful in the development of prognostic tests and therapeutics for selected cancers. This collaboration is initially focusing on breast cancer.

"We are pleased with our recently reported discovery of markers linked with heart attacks, which demonstrates our ability to associate genetic factors with disease in large-scale studies," said Kathy Ordonez, President, Celera Diagnostics. "We plan to present discoveries from at least two more studies before the end of calendar 2003. We believe discoveries from our ongoing disease association studies will drive our diagnostic product development, while impacting the therapeutic programs of Celera Genomics."

Disease association studies underway at Celera Diagnostics include studies of rheumatoid arthritis, breast cancer metastasis, Alzheimer's disease, interferon responsiveness, a metabolic disease, and four forms of cardiovascular disease. Celera Diagnostics has identified and replicated novel associations between disease and markers in multiple genes in five of its studies. Selected findings from its breast cancer study will be presented at the 24th Congress of the International Association for Breast Cancer Research taking place November 1-5, 2003 in Sacramento, CA. In addition, selected findings from its Alzheimer's disease study will be presented at the 53rd Annual Meeting of The American Society of Human Genetics taking place November 4-8, 2003 in Los Angeles.

Celera Diagnostics Joint Venture Outlook
For fiscal 2004, end-user sales of products manufactured by Celera Diagnostics and marketed primarily through the alliance with Abbott Laboratories are expected to approximately double to a range of $45 to $50 million. Celera Diagnostics anticipates fiscal 2004 pre-tax losses decreasing to a range of $38 to $44 million, and fiscal 2004 net cash use decreasing to a range of $46 to $52 million, including capital spending of approximately $5 million. Celera Diagnostics is assessing options for expanding manufacturing capacity that may additionally impact its total cash requirements for fiscal 2004. This outlook assumes continued demand growth for current products, such as ASRs for cystic fibrosis and products for infectious disease testing.

                                     -more-


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CELERA GENOMICS REPORTS FIRST QUARTER FISCAL 2004 RESULTS
PAGE 4

Conference Call & Webcast
A conference call with Applera Corporation executives will be held today at 11:00 a.m. (EDT) to discuss these results and other matters related to the businesses. The call will be formatted to focus on each of the Applera businesses separately, approximately at the times indicated below, although the exact timing may be different as the call will proceed without pause between segments:

   |o|   Applied Biosystems Group   11:00 a.m. (EDT)
   |o|   Celera Diagnostics         11:45 a.m.
   |o|   Celera Genomics Group      12:00 noon

During each segment, the management team will make prepared remarks and answer questions from securities analysts and investment professionals. Investors, securities analysts, representatives of the media and other interested parties who would like to participate should dial (+1) 706.634.4992 (code "Applera") at any time from 10:45 a.m. until the end of the call. This conference call will also be webcast. Interested parties who wish to listen to the webcast should visit the "Investors & Media" section of either www.applera.com or www.celera.com. A digital recording will be available approximately two hours after the completion of the conference call on October 22 through November 2, 2003. Interested parties should call 706.645.9291 and enter conference ID 3191169.

About Applera Corporation and Celera Genomics
Applera Corporation consists of two operating groups. The Celera Genomics Group, located in Rockville, MD, and South San Francisco, CA, is engaged principally in integrating advanced technologies to discover and develop new therapeutics. Celera intends to leverage its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and to discover and develop new therapeutics. Its Celera Discovery SystemTM online platform, marketed exclusively through the Applied Biosystems Knowledge Business, is an integrated source of information based on the human genome and other biological and medical sources. The Applied Biosystems Group (NYSE: ABI) serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries, develop new pharmaceuticals, and conduct standardized testing. Applied Biosystems is headquartered in Foster City, CA, and reported sales of $1.7 billion during fiscal 2003. Celera Diagnostics, a 50/50 joint venture between Applied Biosystems and Celera Genomics, is focused on discovery, development, and commercialization of novel diagnostic products. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at www.applera.com, or by telephoning 800.762.6923. Information about Celera Genomics is available at www.celera.com.

                                     -more-

CELERA GENOMICS REPORTS FIRST QUARTER FISCAL 2004 RESULTS
PAGE 5

Certain statements in this press release, including the Outlook sections, are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "intend," "anticipate," "should," "planned," and "potential," among others. These forward-looking statements are based on Applera Corporation's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Celera Genomics' businesses include but are not limited to: (1) Celera Genomics expects operating losses for the foreseeable future; (2) Celera Genomics' reliance on Applied Biosystems' emerging Knowledge Business for incremental revenues to Celera Genomics from the Celera Discovery System and Celera Genomics' related information assets; (3) Celera Genomics' and Celera Diagnostics' unproven ability to discover, develop, or commercialize proprietary therapeutic or diagnostic products, (4) the risk that clinical trials of products that Celera Genomics or Celera Diagnostics do discover and develop will not proceed as anticipated or may not be successful, or that such products will not receive required regulatory clearances or approvals; (5) the uncertainty that Celera Genomics' or Celera Diagnostics' products will be accepted and adopted by the market, including the risk that that these products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; (6) reliance on existing and future collaborations, including, in the case of Celera Diagnostics, its strategic alliance with Abbott Laboratories, which may not be successful; (7) Celera Genomics' and Celera Diagnostics' reliance on access to biological materials and related clinical and other information, which may be in limited supply or access to which may be limited; (8) intense competition in the industries in which Celera Genomics and Celera Diagnostics operate; (9) potential product liability or other claims against Celera Genomics or Celera Diagnostics as a result of the testing or use of their products; (10) Celera Genomics' reliance on scientific and management personnel having the training and technical backgrounds necessary for Celera Genomics' business; (11) potential liabilities of Celera Genomics related to use of hazardous materials;
(12) uncertainty of the availability to Celera Genomics and Celera Diagnostics of intellectual property protection, limitations on their ability to protect trade secrets, and the risk to them of infringement claims; (13) Celera Genomics' dependence on the operation of computer hardware, software, and Internet applications and related technology; (14) legal, ethical, and social issues which could affect demand for Celera Genomics' or Celera Diagnostics' products; (15) risks associated with future acquisitions by Celera Genomics, including that they may be unsuccessful; (16) uncertainty of the outcome of existing stockholder litigation; (17) Celera Diagnostics' limited commercial manufacturing experience and capabilities and its reliance on a single principal manufacturing facility; (18) Celera Diagnostics' reliance on a single supplier or a limited number of suppliers for key components of certain of its products;
(19) the risk of earthquakes, which could interrupt Celera Diagnostics' and/or Celera Genomics' operations; and (20) other factors that might be described from time to time in Applera Corporation's filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

                                       ###

Copyright(C)2003. Applera Corporation. All Rights Reserved. Applied Biosystems, Celera, Celera Diagnostics, Celera Discovery System, and Celera Genomics are trademarks of Applera Corporation and its subsidiaries in the U.S. and/or certain other countries.

APPLERA CORPORATION
CELERA GENOMICS GROUP
COMBINED STATEMENTS OF OPERATIONS
(Dollar amounts in millions except per share amounts)
(unaudited)

                                                    Three months ended
                                                        September 30,
                                                   2003             2002
                                               ------------     -----------
Net revenues                                     $     17.3     $      23.6
Costs and expenses
  Cost of sales                                         2.7             3.4
  Research and development                             21.8            32.5
  Selling, general and administrative                   8.2             7.0
  Amortization of intangible assets                     0.7             2.7
                                               ------------     -----------
Operating loss                                        (16.1)          (22.0)
Loss on investments, net                               (0.7)
Interest income, net                                    3.1             5.2
Other income (expense), net                            (1.0)           (3.2)
Loss from joint venture                               (12.0)          (13.3)
                                               ------------     -----------
Loss before income taxes                              (26.7)          (33.3)
Benefit for income taxes                               10.4            13.7
                                               ------------     -----------

Net loss                                       $      (16.3)    $     (19.6)
                                               ============     ===========

Net loss per share
     Basic and diluted                         $      (0.23)    $     (0.28)

Average common shares outstanding
     Basic and diluted                           72,219,000      71,100,000

APPLERA CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2003
(Dollar amounts in millions except per share amounts)
(unaudited)


                                            Applied        Celera
                                           Biosystems     Genomics        Celera
                                             Group          Group       Diagnostics    Eliminations   Consolidated
                                         ------------   ------------    -----------     ------------   ------------
Net revenues                             $      382.7   $       17.3    $       8.5      $      (3.5)  $       405.0
Cost of sales                                   186.3            2.7            3.6             (2.2)          190.4
                                         ------------   ------------    -----------      ------------   ------------
Gross margin                                    196.4           14.6            4.9             (1.3)          214.6
Selling, general and administrative              94.6            8.2            4.5              0.1           107.4
Research, development and engineering            59.6           21.8           12.4             (1.4)           92.4
Amortization of intangible assets                                0.7                                             0.7
                                         ------------   ------------    -----------      ------------   ------------
Operating income (loss)                          42.2          (16.1)         (12.0)                            14.1
Gain (loss) on investments, net                   1.2           (0.7)                                            0.5
Interest income, net                              2.9            3.1                                             6.0
Other income (expense), net                       0.1           (1.0)                                           (0.9)
Loss from joint venture                                        (12.0)                            12.0
                                         ------------   ------------    -----------      ------------   ------------
Income (loss) before income taxes                46.4          (26.7)         (12.0)             12.0           19.7
Provision (benefit) for income taxes             13.0          (10.4)                 a           1.1            3.7
                                         ------------   ------------    -----------      ------------   ------------
Net income (loss)                        $       33.4   $      (16.3)   $     (12.0)     $       10.9   $       16.0
                                         ============   ============    ===========      ============   ============

Net income (loss) per share
     Basic and diluted                   $       0.16   $     (0.23)

a - The tax benefit associated with the operating loss generated by Celera
    Diagnostics is recorded by the Celera Genomics group since the Celera Genomics group has recorded 100% of Celera Diagnostics' losses.

APPLERA CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2002
(Dollar amounts in millions except per share amounts)
(unaudited)


                                                        Applied        Celera
                                                       Biosystems     Genomics         Celera
                                                         Group         Group         Diagnostics      Eliminations   Consolidated
                                                    -------------   ------------    -------------     ------------   ------------
Net revenues                                        $       395.9   $       23.6    $         3.0     $       (5.2)  $      417.3
Cost of sales                                               193.3            3.4              2.4             (4.2)         194.9
                                                    -------------   ------------    -------------     ------------   ------------
Gross margin                                                202.6           20.2              0.6             (1.0)         222.4
Selling, general and administrative                          98.3            7.0              2.8                           108.1
Research, development and engineering                        61.0           32.5             11.1             (1.3)         103.3
Amortization of intangible assets                                            2.7                                              2.7
                                                    -------------   ------------    -------------     ------------   ------------
Operating income (loss)                                      43.3          (22.0)           (13.3)             0.3            8.3
Interest income, net                                          3.2            5.2                                              8.4
Other income (expense), net                                   1.0           (3.2)                              0.1           (2.1)
Loss from joint venture                                                    (13.3)                             13.3
                                                    -------------   ------------    -------------     ------------   ------------
Income (loss) before income taxes                            47.5          (33.3)           (13.3)            13.7           14.6
Provision (benefit) for income taxes                         13.3          (13.7)                  a           2.9            2.5
                                                    -------------   ------------    -------------     ------------   ------------
Income (loss) from continuing operations                     34.2          (19.6)           (13.3)            10.8           12.1
Loss from discontinued operations,
  net of income taxes                                       (16.4)                                                          (16.4)
                                                    -------------   ------------    -------------     ------------   ------------
Net income (loss)                                   $        17.8   $      (19.6)   $       (13.3)    $       10.8   $       (4.3)
                                                    =============   ============    =============     ============   ============

Income (loss) from continuing operations per share
     Basic and diluted                              $        0.16   $      (0.28)
Loss from discontinued operations per share
     Basic and diluted                              $       (0.08)  $         -
Net income (loss) per share
     Basic and diluted                              $        0.08   $      (0.28)


a - The tax benefit associated with the operating loss generated by Celera
    Diagnostics is recorded by the Celera Genomics group since the Celera Genomics group has recorded 100% of Celera Diagnostics' losses.